Exhibit 99.1

GULF ISLAND

REPORTS FIRST QUARTER 2023 RESULTS

THE WOODLANDS, TX - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) (“Gulf Island” or the “Company”), a leading steel fabricator and service provider to the industrial and energy sectors, today announced results for the first quarter 2023.

FIRST QUARTER 2023 SUMMARY (as compared to the first quarter 2022)

•
Revenue of $62.2 million, 116.7% increase y/y
•
Consolidated net income of $0.6 million and EBITDA of $1.7 million, each including a loss of $2.2 million for the Shipyard Division
•
Services Division operating income and EBITDA of $2.3 million and $2.8 million, respectively
•
Fabrication Division operating income and EBITDA of $2.2 million and $3.1 million, respectively
•
Cash and short-term investment balance of $44.7 million at March 31, 2023

Consolidated revenue for the first quarter 2023 was $62.2 million, compared to $28.7 million for the first quarter 2022. Consolidated net income for the first quarter 2023 was $0.6 million, compared to a net loss of $5.0 million for the first quarter 2022. Consolidated EBITDA was $1.7 million for the first quarter 2023, versus a loss of $3.7 million for the prior year period. Consolidated income and EBITDA for the first quarter 2023 each included a loss of $2.2 million for the Shipyard Division. Consolidated loss and EBITDA for the first quarter 2022 each included a loss of $1.2 million for the Shipyard Division. See “Non-GAAP Measures” below for the Company’s definition of EBITDA and reconciliations of the relevant EBITDA amount to the most comparable GAAP measure.

MANAGEMENT COMMENTARY

“The second phase of our business transformation strategy has been focused on the pursuit of stable, profitable growth, so we were pleased by our first quarter results which were highlighted by steady growth in our Services division and small-scale fabrication business,” said Richard Heo, Gulf Island’s President and Chief Executive Officer. “Our Services division experienced improved margins, leading to a year-over-year increase in operating income of almost 100%. Overall activity in our core Gulf Coast region remains robust, and we still expect growth in our Services Division and small-scale fabrication business during 2023.”

“While we are disappointed that we have not gained more clarity on our large fabrication project, which remains suspended, we remain encouraged by the favorable trends in the large fabrication business and are pursuing several new project opportunities, which we hope will be awarded in the second half of 2023,” continued Heo. “We will continue to look for opportunities to minimize the financial impact of the large fabrication project suspension as we pursue other large fabrication awards to replace the contract in the event the project is permanently suspended.”

“We remain encouraged by the stability of our Services division, with first quarter operating margins of 10.8%, an increase of over 500 basis points from the prior year,” stated Westley Stockton, Gulf Island’s Chief Financial Officer. “We ended the quarter with nearly $45 million in cash, which was consistent with year-end levels, and we remain confident that we have adequate liquidity and financial flexibility to fund growth opportunities in both our Services and Fabrication businesses.”

“With the wind down of our Shipyard operations nearing completion, we soon expect to be able to focus all of our resources and attention on our Services and Fabrication businesses,” noted Heo. “We are excited by the strong bidding activity in our markets, in particular the opportunities in our large fabrication business, and look forward to continuing to execute on our strategic initiatives,” concluded Heo.

STRATEGIC UPDATE

Gulf Island continues to execute on the second phase of its strategic transformation, which is focused on generating stable, profitable growth based on pursuing new growth end markets, growing and diversifying its services business, further strengthening project execution, and expanding its skilled labor workforce, while continuing to pursue opportunities in its traditional offshore markets. Below is an update on the progress made on each of these initiatives during the first quarter 2023:

Pursue traditional offshore markets – Gulf Island continues to fabricate structures associated with its traditional offshore markets, including subsea and offshore structures. Bidding activity in the Gulf of Mexico remains active as evidenced by continued new awards momentum during the first quarter 2023.

Pursue new growth end markets – Gulf Island has a strong foundation to pursue new growth opportunities in its core Gulf Coast region, primarily in the LNG, petrochemical, and energy transition markets, and bidding activity on large project opportunities remains active, driven by the strong industry fundamentals combined with limited industry capacity. Gulf Island was recently awarded a small fabrication contract in support of an aerospace project, and the Company is in discussions with several customers regarding additional fabrication opportunities.

Grow and diversify services business – Gulf Island continues to expand its Services business with first quarter revenues growing 4.5% compared to the first quarter 2022. Gulf Island remains encouraged by the positive customer reception to its new Spark Safety services line, which provides welding enclosures that create a safe environment for hot work to be carried out without the need to shut down operations. The Company commenced its second Spark Safety project in the first quarter and expects the business line to be a material contributor to growth in 2023.

Further strengthen project execution and maintain bidding discipline – Project execution remained strong in the first quarter with projects performing consistent with as-sold estimates. Gulf Island will continue to take a disciplined approach when bidding on large fabrication project opportunities, especially given the challenges with availability of skilled labor, while looking for ways to minimize the impact of the suspension of its large fabrication project.

Expand skilled workforce – Gulf Island made significant progress expanding its skilled services labor force through its acquisition of a complimentary services and industrial staffing business in late 2021, and the Services Division has successfully maintained its headcount levels despite the competitive industry-wide labor environment.

SEGMENT RESULTS FOR FIRST QUARTER 2023

Services Segment – Revenue for the first quarter 2023 was $21.6 million, an increase of 4.5% compared to the first quarter 2022. The increase was primarily due to incremental revenue associated with the division’s new welding enclosures business line (commenced in the third quarter 2022).

New project awards were $21.5 million for the first quarter 2023, representing a 10.7% year-over-year increase, and backlog totaled $1.2 million at March 31, 2023. The new award growth was driven by the welding enclosures business line. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating income was $2.3 million for the first quarter 2023, compared to $1.2 million for the first quarter 2022. EBITDA for the first quarter was $2.8 million (or 12.9% of revenue), versus $1.5 million (or 7.5% of revenue) for the prior year period. Operating results for the first quarter 2023 benefited from strong trends in the division’s legacy offshore services business and a more favorable project margin mix, including the benefit of the division’s welding enclosures business line. See “Non-GAAP Measures” below for the Company’s definition of EBITDA and a reconciliation of the Services Division operating income to EBITDA.

Fabrication Segment – Revenue for the first quarter 2023 was $39.7 million, an increase of $34.0 million compared to the first quarter 2022. The increase was due to higher small-scale fabrication activity and contribution from the division’s large fabrication project prior to its suspension (discussed below). A significant portion of the revenue recognized on the large fabrication project was related to procurement activities.

New project awards were $16.7 million for the first quarter 2023, representing a 101.4% year-over-year increase, and backlog totaled $87.3 million (inclusive of $75.9 million related to the division’s suspended large fabrication project) at March 31, 2023. The new award growth was driven by higher small-scale fabrication work. In February 2023, the Company received direction from its customer to suspend all activities on the division’s large fabrication project for offshore structures. No duration of the suspension or potential timing of recommencement of the project was provided. See “Non-GAAP Measures” below for the Company’s definition of new project awards and backlog.

Operating income was $2.2 million for the first quarter 2023, compared to an operating loss of $2.9 million for the first quarter 2022. EBITDA for the first quarter 2023 was $3.1 million, versus a loss of $2.1 million for the prior year period. The improved profitability in 2023 was the result of higher revenue and a decrease in the under-recovery of overhead costs due to improved utilization of facilities and resources and recoveries associated with the division’s large fabrication project prior to its suspension, offset partially by a lower margin mix relative to 2022 associated with small-scale fabrication work. See “Non-GAAP Measures” below for the Company’s definition of EBITDA and a reconciliation of the Fabrication Division operating income and loss to EBITDA.

Shipyard Segment – Revenue for the first quarter 2023 was $1.3 million, a decrease of $1.2 million compared to the first quarter 2022. Revenue for both quarters related entirely to the division’s seventy-vehicle ferry and forty-vehicle ferry projects.

Operating loss was $2.2 million for the first quarter 2023, compared to an operating loss of $1.2 million for the first quarter 2022. Operating results for the first quarter 2023 and 2022 included vessel holding costs and legal and advisory fees of $1.7 million and $0.9 million, respectively, associated with the Company’s MPSV Litigation (defined below).

Corporate Segment – Operating loss was $2.1 million for the first quarter 2023, compared to an operating loss of $2.0 million for the first quarter 2022.

Segment Descriptions – The Company’s divisions represent its reportable segments which are “Services”, “Fabrication”, “Shipyard” and “Corporate”. The Services Segment includes offshore and onshore services work performed at customer facilities, including offshore platforms. The Fabrication Segment includes all fabrication work performed on-site at the Company’s facilities, including pull-through fabrication work for the Services Segment. The Shipyard Segment includes two ferries under construction that are anticipated to be completed by the second quarter 2023 and holding costs and legal fees associated with the Company’s contract dispute for two multi-purpose supply vessels (“MPSV Litigation”). The Corporate Segment includes costs that are not directly related to the Company’s operating segments, including the costs of being a publicly traded company.

BALANCE SHEET AND LIQUIDITY

The Company’s cash and short-term investments balance at March 31, 2023 was $44.7 million, including $1.2 million of restricted cash associated with outstanding letters of credit. At March 31, 2023, the Company had no bank debt.

FIRST QUARTER 2023 CONFERENCE CALL

Gulf Island will hold a conference call on Tuesday, May 9, 2023 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.855.327.6837 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures and modules and provider of specialty services, including project management, hookup, commissioning, repair, maintenance, scaffolding, coatings, welding enclosures, civil construction and staffing services to the industrial and energy sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. The Company is headquartered in The Woodlands, Texas and its primary operating facilities are located in Houma, Louisiana.

NON-GAAP MEASURES

This Release includes certain non-GAAP measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), new project awards and backlog. The Company believes EBITDA is a useful supplemental measure as it reflects the Company's operating results excluding the non-cash impacts of depreciation and amortization. Reconciliations of the relevant EBITDA amount to the most comparable GAAP measure are presented under “Consolidated Results of Operations” and “Results of Operations by Segment” below.

The Company believes new project awards and backlog are useful supplemental measures as they represent work that the Company is obligated to perform under its current contracts. New project awards represent the expected revenue value of contract commitments received during a given period, including scope growth on existing contract commitments. Backlog represents the unrecognized revenue value of new project awards, and at March 31, 2023, was consistent with the value of remaining performance obligations for contracts as determined under GAAP.

Non-GAAP measures are not intended to be replacements or alternatives to GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. The Company may present or calculate non-GAAP measures differently from other companies.

CAUTIONARY STATEMENTS

This Release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to timing of delivery of vessels related to the Active Retained Shipyard Contracts and subsequent wind down of the Company’s Shipyard Division operations; expected exposure in the event of an adverse outcome in the MPSV Litigation; diversification and entry into new end markets; improvement of risk profile; industry outlook; oil and gas prices; timing of investment decisions and new project awards; cash flows and cash balance; capital expenditures; liquidity; and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: supply chain disruptions (including global shipping and logistics challenges), inflationary pressures, economic slowdowns and recessions, banking industry disruptions, natural disasters, public health crises (such as COVID-19), labor costs and geopolitical conflicts (such as the conflict in Ukraine), and the related volatility in oil and gas prices and other factors impacting the global economy; the cyclical nature of the oil and gas industry; outcome of the MPSV Litigation and the Company’s ability to resolve any other material legal proceedings; competition; reliance on significant customers; competitive pricing and cost overruns on its projects; performance of subcontractors and dependence on suppliers; timing and its ability to secure and commence execution of new project awards, including fabrication projects for refining, petrochemical, LNG, industrial and sustainable energy end markets, and the resumption of the Company’s suspended large fabrication project; the Company’s ability to maintain and further improve project execution; nature of its contract terms and customer adherence to such terms; suspension or termination of projects; changes in contract estimates; customer or subcontractor disputes; operating dangers, weather events and limits on insurance coverage; the operability and adequacy of its major equipment; the final assessment of damage at the Company's Houma Facilities and the related recovery of any insurance proceeds; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; its ability to obtain letters of credit or surety bonds and ability to meet any indemnification obligations thereunder; consolidation of its customers; financial ability and credit worthiness of its customers; adjustments to previously reported profits or losses under the percentage-of-completion method; its ability to employ a skilled workforce; loss of key personnel; utilization of facilities or closure or consolidation of facilities; failure of its safety assurance program; barriers to entry into new lines of business; weather impacts to operations; any future asset impairments; changes in trade policies of the U.S. and other countries; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors and regulators; and other factors described under “Risk Factors” in Part I, Item 1A of the Company’s 2022 Annual Report and as may be further updated by subsequent filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company or that arise in the future could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100

Consolidated Results of Operations(1) (in thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
New project awards(2)	$37,628	$37,945	$27,606

Revenue	$62,168	$38,139	$28,686
Cost of revenue	57,134	35,716	29,106
Gross profit (loss)(3)	5,034	2,423	(420)
General and administrative expense(4)	5,067	5,249	4,110
Other (income) expense, net(5)	(361)	(3,206)	452
Operating income (loss)	328	380	(4,982)
Interest (expense) income, net	320	190	(40)
Income (loss) before income taxes	648	570	(5,022)
Income tax (expense) benefit	(7)	(21)	(5)
Net income (loss)	$641	$549	$(5,027)
Per share data:
Basic and diluted income (loss) per common share	$0.04	$0.04	$(0.32)

Consolidated EBITDA(2) (in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Net Income (loss)	$641	$549	$(5,027)
Less: Income tax (expense) benefit	(7)	(21)	(5)
Less: Interest (expense) income, net	320	190	(40)
Operating income (loss)	328	380	(4,982)
Add: Depreciation and amortization	1,333	1,334	1,251
EBITDA	$1,661	$1,714	$(3,731)

_________________

(1)
See “Results of Operations by Segment” below for results by segment.
(2)
New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(3)
Gross loss for the Shipyard Division for the three months ended December 31, 2022, includes project charges of $2.0 million, and for each of the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, includes vessel holding costs of $0.2 million, associated with the Company’s MPSV Litigation.
(4)
General and administrative expense for the Shipyard Division for the three months ended March 31, 2023, December 31, 2022, March 31, 2022, includes legal and advisory fees of $1.7 million, $1.5 million and $0.7 million, respectively, associated with the Company’s MPSV Litigation.
(5)
Other (income) expense for the Fabrication Division for the three months ended March 31, 2023 and December 31, 2022 includes net gains of $0.2 million and $3.0 million, respectively, from insurance recoveries associated with damage previously caused by Hurricane Ida, and for the three months ended March 31, 2022, includes charges of $0.3 million associated with damage previously caused by Hurricane Ida. Other (income) expense for the Shipyard Division for the three months ended March 31, 2023, includes charges of $0.1 million associated with damage previously caused by Hurricane Ida.

Results of Operations by Segment (in thousands)

	Three Months Ended
Services Division	March 31,	December 31,	March 31,
	2023	2022	2022
New project awards(1)	$21,472	$21,274	$19,402

Revenue	$21,587	$21,609	$20,664
Cost of revenue	18,600	18,677	18,736
Gross profit	2,987	2,932	1,928
General and administrative expense	710	717	729
Other (income) expense, net	(64)	3	12
Operating income	$2,341	$2,212	$1,187

EBITDA(1)
Operating income	$2,341	$2,212	$1,187
Add: Depreciation and amortization	442	368	360
EBITDA	$2,783	$2,580	$1,547

	Three Months Ended
Fabrication Division	March 31,	December 31,	March 31,
	2023	2022	2022
New project awards(1)	$16,706	$17,291	$8,296

Revenue	$39,662	$16,414	$5,617
Cost of revenue	37,200	14,624	7,638
Gross profit (loss)	2,462	1,790	(2,021)
General and administrative expense	520	607	625
Other (income) expense, net(2)	(302)	(2,904)	287
Operating income (loss)	$2,244	$4,087	$(2,933)

EBITDA(1)
Operating income (loss)	$2,244	$4,087	$(2,933)
Add: Depreciation and amortization	822	907	816
EBITDA	$3,066	$4,994	$(2,117)

	Three Months Ended
Shipyard Division	March 31,	December 31,	March 31,
	2023	2022	2022
New project awards(1)	$(122)	$(379)	$-

Revenue	$1,347	$357	$2,497
Cost of revenue	1,762	2,656	2,824
Gross loss(3)	(415)	(2,299)	(327)
General and administrative expense(4)	1,713	1,530	746
Other (income) expense, net(5)	75	(240)	115
Operating loss	$(2,203)	$(3,589)	$(1,188)

EBITDA(1)
Operating loss	$(2,203)	$(3,589)	$(1,188)
Add: Depreciation and amortization	-	-	-
EBITDA	$(2,203)	$(3,589)	$(1,188)

	Three Months Ended
Corporate Division	March 31,	December 31,	March 31,
	2023	2022	2022
New project awards (eliminations)(1)	$(428)	$(241)	$(92)

Revenue (eliminations)	$(428)	$(241)	$(92)
Cost of revenue	(428)	(241)	(92)
Gross profit	-	-	-
General and administrative expense	2,124	2,395	2,010
Other (income) expense, net	(70)	(65)	38
Operating loss	$(2,054)	$(2,330)	$(2,048)

EBITDA(1)
Operating loss	$(2,054)	$(2,330)	$(2,048)
Add: Depreciation and amortization	69	59	75
EBITDA	$(1,985)	$(2,271)	$(1,973)

_________________

(1)
New projects awards and EBITDA are non-GAAP measures. See “Non-GAAP Measures” above for the Company’s definition of new project awards and EBITDA.
(2)
Other (income) expense for the Fabrication Division for the three months ended March 31, 2023 and December 31, 2022 includes net gains of $0.2 million and $3.0 million, respectively, from insurance recoveries associated with damage previously caused by Hurricane Ida, and for the three months ended March 31, 2022, includes charges of $0.3 million associated with damage previously caused by Hurricane Ida.
(3)
Gross loss for the Shipyard Division for the three months ended December 31, 2022, includes project charges of $2.0 million, and for each of the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, includes vessel holding costs of $0.2 million, associated with the Company’s MPSV Litigation.
(4)
General and administrative expense for the Shipyard Division for the three months ended March 31, 2023, December 31, 2022, March 31, 2022, includes legal and advisory fees of $1.7 million, $1.5 million and $0.7 million, respectively, associated with the Company’s MPSV Litigation.
(5)
Other (income) expense for the Shipyard Division for the three months ended March 31, 2023, includes charges of $0.1 million associated with damage previously caused by Hurricane Ida.

Consolidated Balance Sheets (in thousands)

	March 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$28,520	$33,221
Restricted cash, current	1,197	1,603
Short-term investments	14,989	9,905
Contract receivables and retainage, net	43,545	29,427
Contract assets	5,538	4,839
Prepaid expenses and other assets	5,917	6,475
Inventory	2,543	1,599
Total current assets	102,249	87,069
Property, plant and equipment, net	30,501	31,154
Goodwill	2,217	2,217
Other intangibles, net	806	842
Other noncurrent assets	13,277	13,584
Total assets	$149,050	$134,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,547	$8,310
Contract liabilities	4,388	8,196
Accrued expenses and other liabilities	13,896	14,283
Total current liabilities	44,831	30,789
Other noncurrent liabilities	1,258	1,453
Total liabilities	46,089	32,242
Shareholders’ equity:
Preferred stock, no par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value, 30,000 shares authorized, 16,055 shares issued and outstanding at March 31, 2023 and 15,973 at December 31, 2022	11,624	11,591
Additional paid-in capital	107,667	107,372
Accumulated deficit	(16,330)	(16,339)
Total shareholders’ equity	102,961	102,624
Total liabilities and shareholders’ equity	$149,050	$134,866

Consolidated Cash Flows (in thousands)

	Three Months Ended
	March 31,	December 31,	March 31,
	2023	2022	2022
Cash flows from operating activities:
Net income (loss)	$641	$549	$(5,027)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,333	1,334	1,251
(Gain) loss on sale or disposal of fixed assets, net	(64)	98	(25)
Gain on insurance recoveries	(245)	—	—
Stock-based compensation expense	509	838	571
Changes in operating assets and liabilities:
Contract receivables and retainage, net	(14,540)	3,585	(7,657)
Contract assets	(699)	2,968	2,065
Prepaid expenses, inventory and other current assets	147	1,021	(2,070)
Accounts payable	18,135	(3,899)	346
Contract liabilities	(3,808)	3,903	(2,450)
Accrued expenses and other current liabilities	62	(273)	1,792
Noncurrent assets and liabilities, net	(175)	(222)	(147)
Net cash provided by (used in) operating activities	1,296	9,902	(11,351)
Cash flows from investing activities:
Capital expenditures	(487)	(2,054)	(440)
Proceeds from sale of property and equipment	106	—	25
Recoveries from insurance claims	245	—	—
Purchases of short-term investments	(15,083)	(96)	—
Maturities of short-term investments	10,000	—	—
Net cash used in investing activities	(5,219)	(2,150)	(415)
Cash flows from financing activities:
Payments on Insurance Finance Arrangements	(1,003)	(775)	—
Tax payments for vested stock withholdings	(181)	(113)	(59)
Net cash used in financing activities	(1,184)	(888)	(59)
Net increase (decrease) in cash, cash equivalents and restricted cash	(5,107)	6,864	(11,825)
Cash, cash equivalents and restricted cash, beginning of period	34,824	27,960	54,589
Cash, cash equivalents and restricted cash, end of period	$29,717	$34,824	$42,764